UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ACADEMY SPORTS AND OUTDOORS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note
This proxy statement supplement, dated May 9, 2025, supplements the Definitive Proxy Statement of Academy Sports and Outdoors, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2025 (the “Proxy Statement”), related to the Company’s Annual Meeting of Stockholders to be held on June 5, 2025, to incorporate the Form 8-K below, filed with the SEC on May 9, 2025. This proxy statement supplement should be read in conjunction with the Proxy Statement. This proxy statement supplement does not change or update any of the other information contained in the Proxy Statement.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2025, Scott Boatwright an independent Class III member of the Board of Directors (the “Board”) of Academy Sports and Outdoors, Inc. (the “Company”), notified the Board of his resignation as a director of the Company, effective immediately. In connection with Mr. Boatwright’s resignation, the Board reduced the size of the Company’s Board from eleven to ten directors, effective immediately.

Mr. Boatwright’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

May 9, 2025	By:	/s/	Sarah M. Green
	Name:	Sarah M. Green
	Title:	Vice President, Deputy General Counsel and Assistant Secretary